CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2020 OPERATING RESULTS

Houston, Texas (May 7, 2020) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three months ended March 31, 2020. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three months ended March 31, 2020 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

“We are pleased to report strong performance for the first quarter of 2020, with same property growth and FFO per share both slightly better than anticipated,” said Richard J. Campo, Camden’s Chairman and CEO. “Despite the challenging and unprecedented circumstances we all currently face, Camden is committed to providing a great place to live for our residents and a great place to work for our team members, and our top priority is the continued safety and well-being of those groups.”

	Three Months Ended
	March 31
Per Diluted Share	2020	2019
EPS	$0.43	$0.40
FFO	$1.35	$1.22
AFFO	$1.20	$1.12

	Quarterly Growth	Sequential Growth
Same Property Results	1Q20 vs. 1Q19	1Q20 vs. 4Q19
Revenues	3.7%	0.4%
Expenses	0.1%	3.4%
Net Operating Income ("NOI")	5.7%	(1.1)%

Same Property Results	1Q20	1Q19	4Q19
Occupancy	96.1%	95.9%	96.2%

For 2020, the Company defines same property communities as communities owned and stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

April Collections

Same Property Scheduled Rents*	April 2020	April 2019	1Q20
Collected	94.3%	98.6%	97.9%
Deferred/Payment Plan Arranged	2.5%	—	—
Delinquent	3.2%	1.4%	2.1%

*Rent is recognized as earned. The Company evaluates collectability on an ongoing basis and any accounts considered uncollectible are subsequently reserved against property revenues.

Retail revenues are not included above and comprise approximately 0.8% of total property revenues. The Company collected 41% of its retail billings in April 2020.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data (1) (2)	April 2020	April 2019	1Q20
New Lease Rates	(2.5)%	2.9%	0.5%
Renewal Rates	0.1%	5.6%	4.2%
Blended Rates	(0.8)%	4.1%	2.5%

New Leases Signed	1,322	2,025	1,471
Renewals Signed	2,485	1,731	1,717
Total Leases Signed	3,807	3,756	3,188

(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) 1Q20 data represents average monthly leases signed during the quarter.

Occupancy and Turnover Data	April 2020	April 2019	1Q20
Occupancy	95.6%	96.0%	96.1%
Annualized Gross Turnover	47%	49%	46%
Annualized Net Turnover	37%	42%	37%

Development Activity
During the quarter, lease-up was completed at Camden Grandview II in Charlotte, NC and leasing began at Camden Downtown I in Houston, TX. In addition, the Company elected to temporarily suspend construction on Camden Atlantic, a previously early-stage new development in Plantation, FL.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 5/6/2020
Camden North End I	Phoenix, AZ	441	$98.8	81%
Total		441	$98.8	81%

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Budget	as of 5/6/2020
Camden Downtown I	Houston, TX	271	$132.0	16%
Camden RiNo	Denver, CO	233	75.0
Camden Lake Eola	Orlando, FL	360	120.0
Camden Buckhead	Atlanta, GA	366	160.0
Camden North End II	Phoenix, AZ	343	90.0
Camden Hillcrest	San Diego, CA	132	95.0
Camden Cypress Creek II (JV)	Cypress, TX	234	38.0
Total		1,939	$710.0

Acquisition/Disposition Activity
During the quarter, Camden acquired 4.9 acres of land in Raleigh, NC for $18.2 million for the future development of approximately 355 apartment homes. The Company also sold approximately 4.7 acres of land adjacent to one of our operating communities in Raleigh, NC for approximately $0.8 million and recognized a gain of $0.4 million.

Capital Markets Transactions
Subsequent to quarter-end, the Company issued $750.0 million of senior unsecured notes under its existing shelf registration statement. These 10-year notes were offered to the public at 99.929% of par value with a coupon of 2.800%. Camden received net proceeds of approximately $743.1 million, net of underwriting discounts and other estimated offering expenses.

Liquidity Analysis
As of April 30, 2020, the Company had approximately $1.45 billion of liquidity comprised of $562 million in cash and cash equivalents and no amounts outstanding on its $900 million unsecured credit facility. The Company has no scheduled debt maturities until 2022, and had $235 million left to fund under its existing wholly-owned development pipeline at quarter-end.

Resident Relief Funds
Subsequent to quarter-end, Camden announced two Resident Relief Funds for residents experiencing financial losses caused by the COVID-19 pandemic. The Resident Relief Funds were intended to help residents impacted by COVID-19 by providing financial assistance for living expenses such as food, utilities, medical expenses, insurance, childcare or transportation. To date, the Resident Relief Funds have paid approximately $10.4 million to approximately 8,200 Camden residents.

“We are proud that we were able to provide meaningful financial assistance to so many of our residents through our Camden Cares Resident Relief Fund. Our timely response provided a bridge to our hardest hit residents to transition to other forms of assistance such as stimulus checks, unemployment benefits and Payroll Protection Plan payments”, said Keith Oden, Camden’s Executive Vice-Chairman. “Below we have included the communication we sent to our residents recapping the Camden Cares Resident Relief Fund as well as one of the hundreds of heartfelt expressions of gratitude we received from our residents.”

Letter to Camden Residents
Dear Camden Residents,

First and foremost, it is our sincere hope you and your loved ones have remained safe and in good health during the ongoing COVID-19 outbreak. The safety and health of Camden’s residents and our employees have always been and will remain our top priority. We also have great concern for the financial hardship the pandemic has imposed on many of our residents. That concern led us to create the $5,000,000 Camden Cares Resident Relief Program.

As we shared last week, we have already approved and delivered funds to 2,367 Camden residents with a total dollar value of $4,540,000. This left us with $460,000 remaining of our initial $5,000,000 fund. The balance was due to some residents not requesting the maximum grant available and the denial of some applications which did not meet the criteria. To fulfill our commitment and distribute the full $5,000,000, this past Monday, April 20, 2020, we re-opened the website for 30 minutes to allow additional residents to submit applications. All residents who submitted a qualified application demonstrating loss of income due to COVID-19 were to split the remaining $460,000. Since Monday, we reviewed and approved an additional 5,819 applications, which would have resulted in a grant of $79 per person. However, due to the unprecedented financial need demonstrated by so many residents, Camden increased our initial commitment of $5,000,000 to $10,359,000. This will allow all 5,819 approved applications from this past Monday to receive grants equaling $1,000 each.

We are pleased that this increase in our Camden Cares Resident Relief Fund to $10,359,000 has provided financial support to 8,186 Camden residents. If you applied for relief on April 20th, you will receive an email of your approval or denial later today. We appreciate you as a resident and look forward to continuing to provide you with living excellence for many years to come. We are all in this together.

Team Camden

Resident Thank You Note
I just wanted to write and say thank you so much. Reading this email literally brought me to tears, and it’s a true privilege to live in a Camden owned property. Never in my life have I seen a company willingly double its promised commitment. You didn’t have to give everyone who applied $1,000, you could have just fulfilled your commitment of $79 each and called it a day but you didn’t. You went above and beyond and I’m literally moved to tears from the kindness and generosity your company has shown. I have lived in two different Camden locations since 2016, and this email has encouraged me that I definitely picked the right place to live. I haven’t received word on whether or not we are approved yet, but even before we get an answer I just wanted to say thank you for what you’ve done.

You have a special place in our hearts forever and we are just floored by Camden. I might be crying off and on today, but after so much craziness in this world, it’s moments like these where you just have to stop and be grateful. You see the struggles of people, and Camden is a company for PEOPLE. You see us not just as a dollar sign and our hearts are touched. Thank you for everything and for helping so many people who have lost jobs in this time.

From The Demir Family (Samet + Cemile) at Camden College Park

Employee Relief Efforts
In April 2020, we made available up to $1.0 million to help our employees who have incurred additional expenses or are dealing with financial challenges due to the impact of COVID-19, with our executives donating up to $250,000 and the remaining $750,000 donated by the Company.

In May 2020, Camden's Chairman and CEO, and Executive Vice-Chairman each agreed to voluntarily reduce the amount of his annual bonuses (cash or shares) which may be awarded in the future by $500,000. The aggregate $1.0 million compensation reduction will serve as a contribution to the Resident Relief Funds and to a $3.0 million bonus paid in May 2020 to our on-site and construction employees of the Company who have continued to provide ongoing essential services during the COVID-19 pandemic.

Earnings Guidance
Given the uncertainty surrounding the social and economic impact from COVID-19, Camden has withdrawn its 2020 earnings guidance and will not be providing an update to its financial outlook at this time.

Conference Call
Friday, May 8, 2020 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 9204638
Webcast: https://services.choruscall.com/links/cpt200508.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 164 properties containing 56,112 apartment homes across the United States. Upon completion of 7 properties currently under development, the Company’s portfolio will increase to 58,051 apartment homes in 171 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 13 consecutive years, most recently ranking #18. The Company also received a Glassdoor Employeesʼ Choice Award in 2020, ranking #25 for large U.S. companies.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
OPERATING DATA

Property revenues (a)	$265,879	$248,567

Property expenses
Property operating and maintenance	59,956	56,948
Real estate taxes	34,180	33,890
Total property expenses	94,136	90,838

Non-property income
Fee and asset management	2,527	1,843
Interest and other income	329	298
Income/(Loss) on deferred compensation plans	(14,860)	10,356
Total non-property income (loss)	(12,004)	12,497

Other expenses
Property management	6,527	6,657
Fee and asset management	843	1,184
General and administrative	13,233	13,308
Interest	19,707	20,470
Depreciation and amortization	91,859	80,274
Expense/(Benefit) on deferred compensation plans	(14,860)	10,356
Total other expenses	117,309	132,249

Gain on sale of land	382	—
Equity in income of joint ventures	2,122	1,912
Income from continuing operations before income taxes	44,934	39,889
Income tax expense	(467)	(168)
Net income	44,467	39,721
Less income allocated to non-controlling interests	(1,183)	(1,108)
Net income attributable to common shareholders	$43,284	$38,613

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$44,467	$39,721
Other comprehensive income
Unrealized (loss) on cash flow hedging activities	—	(5,938)
Reclassification of net loss (gain) on cash flow hedging activities, prior service cost and net loss on post retirement obligation	366	(375)
Comprehensive income	44,833	33,408
Less income allocated to non-controlling interests	(1,183)	(1,108)
Comprehensive income attributable to common shareholders	$43,650	$32,300

PER SHARE DATA

Total earnings per common share - basic	$0.43	$0.40
Total earnings per common share - diluted	0.43	0.40

Weighted average number of common shares outstanding:
Basic	99,298	96,892
Diluted	99,380	97,041

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2020, we recognized $265.9 million of property revenue which consisted of approximately $236.6 million of rental revenue and approximately $29.3 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.  This compares to property revenue of $248.6 million recognized for the three months ended March 31, 2019, made up of approximately $220.1 million of rental revenue and approximately $28.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $6.9 million and $6.5 million for the three months ended March 31, 2020 and 2019, respectively.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$43,284	$38,613
Real estate depreciation and amortization	89,511	78,675
Adjustments for unconsolidated joint ventures	2,242	2,231
Income allocated to non-controlling interests	1,282	1,144
Funds from operations	$136,319	$120,663

Less: recurring capitalized expenditures (a)	(14,825)	(9,655)

Adjusted funds from operations	$121,494	$111,008

PER SHARE DATA
Funds from operations - diluted	$1.35	$1.22
Adjusted funds from operations - diluted	1.20	1.12
Distributions declared per common share	0.83	0.80

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	101,128	98,797

PROPERTY DATA
Total operating properties (end of period) (b)	164	164
Total operating apartment homes in operating properties (end of period) (b)	56,112	55,945
Total operating apartment homes (weighted average)	49,017	47,957

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
ASSETS
Real estate assets, at cost
Land	$1,206,130	$1,199,384	$1,158,342	$1,158,342	$1,127,485
Buildings and improvements	7,547,150	7,404,090	7,242,256	7,192,644	7,057,101
	8,753,280	8,603,474	8,400,598	8,350,986	8,184,586
Accumulated depreciation	(2,770,848)	(2,686,025)	(2,638,693)	(2,558,690)	(2,479,875)
Net operating real estate assets	5,982,432	5,917,449	5,761,905	5,792,296	5,704,711
Properties under development, including land	467,288	512,319	440,917	397,418	307,981
Investments in joint ventures	22,318	20,688	21,715	21,313	21,955
Total real estate assets	6,472,038	6,450,456	6,224,537	6,211,027	6,034,647
Accounts receivable – affiliates	20,344	21,833	23,170	22,297	21,337
Other assets, net (a)	196,544	248,716	238,014	233,335	217,663
Cash and cash equivalents	22,277	23,184	157,239	149,551	6,092
Restricted cash	4,367	4,315	5,686	5,392	5,655
Total assets	$6,715,570	$6,748,504	$6,648,646	$6,621,602	$6,285,394

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$2,606,876	$2,524,099	$2,432,137	$2,431,336	$2,079,136
Secured	—	—	45,250	45,467	45,683
Accounts payable and accrued expenses	156,841	171,719	170,689	128,371	126,964
Accrued real estate taxes	32,365	54,408	74,658	59,525	30,891
Distributions payable	84,112	80,973	80,764	80,767	80,771
Other liabilities (b)(c)	164,052	215,581	187,367	187,368	195,629
Total liabilities	3,044,246	3,046,780	2,990,865	2,932,834	2,559,074

Equity
Common shares of beneficial interest	1,069	1,069	1,065	1,065	1,064
Additional paid-in capital	4,569,995	4,566,731	4,538,422	4,533,667	4,527,659
Distributions in excess of net income attributable to common shareholders	(623,570)	(584,167)	(599,615)	(563,834)	(526,856)
Treasury shares, at cost	(342,778)	(348,419)	(348,556)	(348,480)	(349,655)
Accumulated other comprehensive income (loss) (d)	(6,163)	(6,529)	(6,438)	(6,795)	616
Total common equity	3,598,553	3,628,685	3,584,878	3,615,623	3,652,828
Non-controlling interests	72,771	73,039	72,903	73,145	73,492
Total equity	3,671,324	3,701,724	3,657,781	3,688,768	3,726,320
Total liabilities and equity	$6,715,570	$6,748,504	$6,648,646	$6,621,602	$6,285,394

(a) Includes net deferred charges of:	$3,399	$3,658	$4,358	$4,345	$5,081

(b) Includes net asset/(liability) and interest receivable/(payable) fair value of derivative instruments:	$—	$—	$—	$—	($13,370)

(c) Includes deferred revenues of:	$375	$408	$497	$581	$659

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended March 31,
	2020	2019
Net income attributable to common shareholders	$43,284	$38,613
Real estate depreciation and amortization	89,511	78,675
Adjustments for unconsolidated joint ventures	2,242	2,231
Income allocated to non-controlling interests	1,282	1,144
Funds from operations	$136,319	$120,663

Less: recurring capitalized expenditures	(14,825)	(9,655)

Adjusted funds from operations	$121,494	$111,008

Weighted average number of common shares outstanding:
EPS diluted	99,380	97,041
FFO/AFFO diluted	101,128	98,797

	Three Months Ended March 31,
	2020	2019
Total Earnings Per Common Share - Diluted	$0.43	$0.40
Real estate depreciation and amortization	0.89	0.80
Adjustments for unconsolidated joint ventures	0.02	0.02
Income allocated to non-controlling interests	0.01	—
FFO per common share - Diluted	$1.35	$1.22

Less: recurring capitalized expenditures	(0.15)	(0.10)

AFFO per common share - Diluted	$1.20	$1.12

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplemental. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended March 31,
	2020	2019
Net income	$44,467	$39,721
Less: Fee and asset management income	(2,527)	(1,843)
Less: Interest and other income	(329)	(298)
Less: (Income)/Loss on deferred compensation plans	14,860	(10,356)
Plus: Property management expense	6,527	6,657
Plus: Fee and asset management expense	843	1,184
Plus: General and administrative expense	13,233	13,308
Plus: Interest expense	19,707	20,470
Plus: Depreciation and amortization expense	91,859	80,274
Plus: Expense/(Benefit) on deferred compensation plans	(14,860)	10,356
Less: Gain on sale of land	(382)	—
Less: Equity in income of joint ventures	(2,122)	(1,912)
Plus: Income tax expense	467	168
NOI	$171,743	$157,729

"Same Property" Communities	$149,104	$141,043
Non-"Same Property" Communities	19,968	13,118
Development and Lease-Up Communities	1,235	779
Dispositions/Other	1,436	2,789
NOI	$171,743	$157,729

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended March 31,
	2020	2019
Net income attributable to common shareholders	$43,284	$38,613
Plus: Interest expense	19,707	20,470
Plus: Depreciation and amortization expense	91,859	80,274
Plus: Income allocated to non-controlling interests	1,183	1,108
Plus: Income tax expense	467	168
Less: Gain on sale of land	(382)	—
Less: Equity in income of joint ventures	(2,122)	(1,912)
Adjusted EBITDA	$153,996	$138,721
Annualized Adjusted EBITDA	$615,984	$554,884

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for
	the three months ended March 31,
	2020	2019
Unsecured notes payable	$2,633,950	$2,081,233
Secured notes payable	—	271,936
Total debt	2,633,950	2,353,169
Less: Cash and cash equivalents	(20,184)	(138,748)
Net debt	$2,613,766	$2,214,421

Net Debt to Annualized Adjusted EBITDA:

	Three months ended March 31,
	2020	2019
Net debt	$2,613,766	$2,214,421
Annualized Adjusted EBITDA	615,984	554,884
Net Debt to Annualized Adjusted EBITDA	4.2x	4.0x